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                     SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549

                                 FORM 8-K

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of report (Date of earliest event reported):
                             January 14, 2000

                      PAPA JOHN'S INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)

           DELAWARE                                     61-1203323
(State or other jurisdiction of            (I.R.S. Employer identification
incorporation or organization)             number)


                       2002 PAPA JOHN'S BOULEVARD
                   LOUISVILLE, KENTUCKY  40299-2334
               (Address of principal executive offices)

                           (502) 261-7272
           (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS
On January 14, 2000, Papa John's International, Inc. announced that its fourth quarter 1999 systemwide comparable sales increased 2.0%. Full-year 1999 systemwide comparable sales increased 5.5%.

The company also announced that the costs to comply with the recent ruling in the Pizza Hut litigation are expected to total $12 to $15 million on a pre-tax basis, of which approximately $5 million (or 10 cents per share) will be recorded as a charge against fourth quarter 1999 earnings. The remainder of the costs will be charged to earnings as incurred, the majority of which is expected to occur during the first quarter of 2000. The company has filed a motion to stay the court's injunction against the use of its slogan pending an appeal of the ruling.

This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as
Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits 99.1 Press Release dated January 14, 2000.

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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     PAPA JOHN'S INTERNATIONAL, INC.
                     -------------------------------

                              (Registrant)

Date: January 21, 2000                            /s/ E. Drucilla Milby
                                                  ---------------------
                                                  E. Drucilla Milby
                                                  Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer

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                             EXHIBIT INDEX

EXHIBIT NO.

99.1 Press Release dated January 14, 2000